UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 20, 2017

AUTHENTIDATE HOLDING CORP.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER:  0-20190

DELAWARE	14-1673067
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2225 Centennial Drive
Gainesville, GA 30504
(Address and zip code of principal executive offices)

1-888-661-0225
(Registrant's telephone number, including area code

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2017, Authentidate Holding Corp. (the “Company”) entered into a note exchange agreement with the holders of an aggregate principal amount of $2,170,000 of outstanding promissory notes (the “Original Notes”) which were due and payable, pursuant to which the Company agreed to issue the holders of such notes, in consideration of the cancellation of the Original Notes, new promissory notes in the aggregate principal amount of $2,545,199, which is equal to the sum of the aggregate principal amount of the Original Notes plus the accrued but unpaid interest on the Original Notes (the “New Notes”). The New Notes are convertible into shares of the Company’s Common Stock at an initial conversion price of $2.03 per share. Based on the initial conversion price, the New Notes are convertible into up to 1,253,792 shares of common stock. If the Company issues or sells shares of its common stock, rights to purchase shares of its common stock, or securities convertible into shares of its common stock for a price per share that is less than the conversion price then in effect, such conversion price will be decreased to equal 85% of such lower price. The foregoing adjustments to the conversion price will not apply to certain exempt issuances, including issuances pursuant to certain employee benefit plans. In addition, the conversion price is subject to adjustment upon stock splits, reverse stock splits, and similar capital changes. The right of holders of the New Notes to convert these securities into common stock is subject to a 4.99% beneficial ownership limitation, which beneficial ownership limitation may be increased by a holder to a greater percentage not in excess of 9.99% after providing notice to us. The closing of the exchange transaction occurred on March 20, 2017 and all of the New Notes have a maturity date of one year from the closing date. The New Notes are being issued in consideration of the exchange of (i) an aggregate principal amount of $950,000 of Original Notes held by VER 83, LLC, which were convertible at a price of $2.25 per share, (ii) an aggregate principal amount of $520,000 of Original Notes, held by MKA 79, LLC, which were convertible at a price of $3.00 per share, and (iii) an aggregate principal amount of $700,000 of unconvertible Original Notes, of which a note in the principal amount of $250,000 was held by Hanif A. Roshan, the Chairman and Chief Executive Officer of the Company and the remainder was held by Optimum Ventures, LLC, a party affiliated by ownership with the former members of Peachstate Health Management, LLC, our subsidiary.

The New Notes bear interest at the rate of 5% per annum with interest payable upon maturity, the conversion of the New Notes or on any earlier redemption date. Commencing one month after the Company’s common stock is listed for trading on a national securities exchange the Company will have the right to redeem all or any portion of the outstanding principal balance of the New Notes, plus all accrued but unpaid interest at a price equal to 110% of such amount. The holders of the New Notes shall have the right to convert any or the entire amount to be redeemed into common stock prior to redemption. Subject to certain exceptions, the New Notes are senior to existing and future indebtedness of the Company and will be secured by a first priority lien on all of the Company’s assets to the extent and as provided in a Security Agreement entered into between the Company and the holders. Subject to certain exceptions, the New Notes contain customary covenants against incurring additional indebtedness and granting additional liens and contains customary events of default. Upon the occurrence of an event of default under the New Notes, the holders may require the Company to repay all or a portion of the note in cash, at a price equal to 110% of the principal, plus accrued and unpaid interest.

In connection with the exchange of the Original Notes for the New Notes, the Company also agreed with the holder of all of our outstanding shares of Series B Convertible Preferred Stock (the “Series B Preferred Stock”) to exchange all of its outstanding shares of Series B Preferred Stock for shares of a new series of convertible preferred stock designated as Series E Convertible Preferred Stock (the “Series E Preferred Stock”). Accordingly, on March 20, 2017, the Company also entered into a separate exchange agreement with the holder of the shares of Series B Preferred Stock, to exchange such shares for a total of 25,000 shares of Series E Preferred Stock. Each share of Series E Preferred Stock will have a stated value of $30.00 per share. Pursuant to this exchange agreement, the holder of the shares of Series B Preferred Stock agreed to waive all unpaid dividends that had accrued on the shares of Series B Preferred Stock. The shares of Series E Preferred Stock are initially convertible by the holder into an aggregate of 187,500 shares of Common Stock at the initial conversion rate of $4.00 per share. The conversion price of the new preferred stock is subject to adjustment solely in the event of stock dividends, combinations, splits, recapitalizations, and similar corporate events. The right of holders of Series E Preferred Stock to convert these securities into common stock is subject to a 4.99% beneficial ownership limitation, which beneficial ownership limitation may be increased by a holder to a greater percentage not in excess of 9.99% after providing notice to us. The Certificate of Designations, Rights and Preferences and Number of Shares of Series E Convertible Preferred Stock, referred to as the Series E Designation, was filed with the Secretary of State of the State of Delaware on March 20, 2017. The Series E Designation, which defines the rights and preferences of the Series E Preferred Stock, also provides that: (i) each holder of the Series E Preferred Stock will have the right, at any time, to convert the shares of Series E Preferred Stock into shares of common stock; (ii) the Series E Preferred Stock will be redeemable at our option commencing one year after the closing date, provided that the Company’s common stock is listed on a national securities exchange at such time; and (iii) the Series E Preferred Stock will pay dividends at the rate of 5% per annum in cash. The Series E Preferred Stock is held by Greener Fairways, Inc., a party affiliated by ownership with VER 83, LLC.

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Copies of the form of the note exchange agreement and preferred stock exchange agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and a copy of the form of security agreement is attached as Exhibit 10.3. Further, a copy of the Series E Designation is attached as Exhibit 3.1 and a copy of the form of New Notes is attached as Exhibit 4.2. The above descriptions of each of the exchange agreements and the security agreement are qualified in their entirety by reference to Exhibits 10.1, 10.2, and 10.3, respectively and such agreements are incorporated herein by reference. In addition, the above descriptions of the Series E Designation and the New Notes are qualified in their entirety by reference to Exhibits 3.1 and 4.1 respectively, and such instruments are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information disclosed in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The offer and sale of the securities pursuant to the exchange agreements (and the issuance of shares of the Company’s common stock upon exercise or conversion thereof) have been determined to be exempt from registration under the Securities Act of 1933, in reliance on Section 4(a)(2) thereof, as transactions by an issuer not involving a public offering, in which the investors are accredited and have acquired the securities for investment purposes and not with a view to or for sale in connection with any distribution thereof. The securities issued under the exchange agreements have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This disclosure does not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities, nor will there be any sales of these securities by the Company in any state or jurisdiction in which the offer, solicitation or sale would be unlawful.

Item 3.03	Material Modification to Rights of Security Holders.

The Series E Designation, as filed with the Secretary of State of the State of Delaware, establishes the Series E Preferred Stock and defines the rights and preferences of the Series E Preferred Stock. The material terms and conditions of the Series E Designation are disclosed in Item 1.01 of this Current Report on Form 8-K, which information is incorporated by reference into this Item 3.03. In addition, the Series E Designation provides that no dividends shall be declared or paid or set apart for payment on any securities that are junior to or on parity with the Series E Preferred Stock unless full dividends have been or contemporaneously are declared and paid for all dividends due on the Series E Preferred Stock. In addition, for so long as any shares of Series E Preferred Stock remain outstanding, the company may not without the consent of the holders of a majority of the shares of Series E Preferred Stock, among other things, (i) amend, alter or repeal any provisions of the Series E Preferred Stock or Certificate of Incorporation so as to materially adversely affect any of the preferences, rights, powers or privileges of the Series E Preferred Stock or the holders thereof, (ii) create, authorize or issue any other class or series of preferred stock on a parity with, or having greater or preferential rights than, the Series E Preferred Stock with respect to liquidation or dividends, (iii) directly or indirectly, redeem, repurchase or otherwise acquire for value, or set aside for payment or make available for a sinking fund for the purchase or redemption of, any stock ranking junior to on a parity with the Series E Preferred Stock, or (iv) enter into any agreement which would prohibit or restrict its right to pay dividends on the Series E Preferred Stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Series E Designation was filed with the Secretary of State of the State of Delaware on March 20, 2017. A copy of the Series E Designation is attached hereto as Exhibit 3.1 and incorporated herein by reference. The Series E Designation establishes and designates the Series E Preferred Stock and the rights, preferences, privileges and restrictions thereof. The summary of the Series E Designation included in Items 1.01 and 3.03 of this Current Report on Form 8-K is also incorporated herein by reference.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are attached to this Form 8-K:

Exhibit No.	Description
3.1	Certificate of Designations, Preferences and Rights and Number of Series E Convertible Preferred Stock
4.1	Form of New Note
10.1	Form of Note Exchange Agreement
10.2	Form of Exchange Agreement for Preferred Stock Exchange
10.3	Form of Security Agreement

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AUTHENTIDATE HOLDING CORP.

	By:	/s/ Hanif A. Roshan
Name: Hanif A. Roshan
Title: Chief Executive Officer
Date: March 24, 2017

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EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Designations, Preferences and Rights and Number of Series E Convertible Preferred Stock
4.1	Form of New Note
10.1	Form of Note Exchange Agreement
10.2	Form of Exchange Agreement for Preferred Stock Exchange
10.3	Form of Security Agreement

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